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                           Sentinel Group Funds, Inc.

                                Power of Attorney

     The undersigned hereby appoints Thomas H. MacLeay, Christian W. Thwaites and Kerry A. Jung, or any of them, his/her attorney-in-fact to execute in his/her name and on his/her behalf, all registration statements on Form N-1A or N-14 or amendments thereto, to be filed with the Securities & Exchange Commission by Sentinel Group Funds, Inc. under the Securities Act of 1933.

/s/ John D. Feerick         /s/ Richard I. Johannesen     /s/ Thomas H. MacLeay
------------------------    -------------------------     ---------------------
John D. Feerick             Richard I. Johannesen         Thomas H. MacLeay

/s/ Keniston P. Merrill     /s/ Deborah G.  Miller        /s/ John Raisian
------------------------    -------------------------     ---------------------
 Keniston P. Merrill        Deborah G. Miller             John Raisian

/s/ Nancy L. Rose           /s/ Richard H. Showalter      /s/ Susan M. Sterne
------------------------    -------------------------     ---------------------
Nancy L. Rose               Richard H. Showalter          Susan M. Sterne

/s/Christian W. Thwaites    /s/ Angela E. Vallot
------------------------    -------------------------
Christian W. Thwaites       Angela E. Vallot